John Tietjen	Edward Nebb
Chief Financial Officer	Investor Relations
Sterling Bancorp	Comm-Counsellors, LLC
john.tietjen@sterlingbancorp.com	enebb@optonline.net
212.757.8035	203.972.8350

STERLING BANCORP REPORTS 2010 FOURTH QUARTER
AND FULL YEAR RESULTS

-- Net Income Available to Common Shareholders Rises 76% in Fourth Quarter --

-- Positive Credit Trends Reflected in Lower Nonaccrual Loans; Nonperforming
Assets Decline Sharply to 0.3% of Total Assets --

-- Business Growth Continues; Loan Portfolio Up 10%;
Noninterest Income Rises 12% in Fourth Quarter --

Highlights

•

Growing profitability – Net income available to common shareholders was $3.5 million for the 2010 fourth quarter, representing Sterling’s highest quarterly profit in the past two years. Key contributors to the rise in profitability were increased loan volume, higher noninterest income due to growth in fee-generating products, and lower credit costs.

•

Improved credit quality – Nonaccrual loans were $6.6 million at December 31, 2010, down from $18.0 million a year earlier, nearly returning to pre-recession levels. The allowance for loan losses as a percent of nonaccrual loans rose to 274.5% at December 31, 2010, from 110.5% a year earlier.

•	Higher noninterest income – Noninterest income rose 12.0% to $12.1 million for the 2010 fourth quarter, primarily driven by growth in accounts receivable management, factoring and trade finance fees.

•	Solid loan volume – Total loans in portfolio were up 9.9% from a year ago. The loan portfolio exceeded $1.3 billion at December 31, 2010. Total assets at the end of 2010 were a record $2.4 billion.

•

Increasing deposits – Total deposits were $1.7 billion at December 31, 2010, rising 10.6% from the prior year. Noninterest-bearing demand deposits were $570.3 million, representing nearly 33% of total deposits, one of the highest ratios in the banking industry.

•

Strong capital – The tangible common equity ratio rose to 6.81% from 4.59% a year earlier, and all capital ratios continued to exceed the regulatory “well-capitalized” requirements. Shareholders’ equity reached $222.7 million at December 31, 2010.

New York, N.Y., January 27, 2011 – Sterling Bancorp (NYSE: STL), a financial holding company headquartered in New York City and the parent company of Sterling National Bank, today reported net income available to common shareholders of $3.5 million for the fourth quarter ended December 31, 2010, an increase of 76.0% over the $2.0 million reported for the same period of 2009. Net income available to common shareholders rose to $0.13 per diluted share for the 2010 fourth quarter, from $0.11 per diluted share a year earlier, as the average number of shares outstanding in the 2010 fourth quarter increased 48% from the prior year due to the Company’s March 2010 stock offering.

Sterling’s strong performance in the 2010 fourth quarter reflected growth in loans and deposits; higher noninterest income primarily from its growing accounts receivable management, factoring and trade finance products; and a lower provision for loan losses resulting from an improvement in credit quality.

Management Perspective

“The fourth quarter of 2010 represented Sterling’s most profitable period in the past eight quarters. Our solid performance, coming on the heels of one of the worst economic cycles in recent history, reflects the fundamental strength of our business model, our focus on pursuing growth opportunities, and our commitment to superior customer service,” stated Louis J. Cappelli, Sterling’s Chairman and Chief Executive Officer.

“During the past two years, we charted a course to navigate an uncertain economy and to position Sterling for strong performance as conditions improved. We focused on expanding our market share by offering ‘high touch’ service and providing credit to quality borrowers when many competing institutions were constrained from serving the marketplace. We took action to reinforce our asset quality through a planned reduction of our lease financing portfolio. We strengthened our balance sheet, highlighted by an over-subscribed public stock offering in March 2010 that raised gross proceeds of $69 million, providing the capital to support growth. And, we pursued growth opportunities, both in existing products and newer areas such as mortgage warehouse lending, that have diversified our sources of profitability, particularly noninterest income.”

“As a result of our actions during a challenging period, Sterling has emerged stronger and better positioned to expand our franchise and continue to take market share. This is evident in our 2010 fourth quarter performance and should be reflected in our future growth and profitability.”

Fourth Quarter 2010 Financial Results

Net income available to common shareholders for the fourth quarter of 2010 was $3.5 million, or $0.13 per diluted share, up from $2.0 million, or $0.11 per diluted share, for the fourth quarter of 2009. This increase reflected higher noninterest income, lower interest expenses and a significantly lower provision for loan losses, partly offset by lower interest income and higher noninterest expenses. Earnings per share in the 2010 period reflected the impact of an increase in the average number of common shares outstanding due to Sterling’s March 2010 stock offering.

Net interest income, on a tax-equivalent basis, was $21.1 million for the 2010 fourth quarter, compared to $22.4 million for the 2009 period. This reflected the impact of lower yields on loans and securities, and higher interest-bearing deposit balances, partially offset by higher average loan and investment securities balances and reduced funding costs. Net interest margin was 3.98% for the 2010 fourth quarter, on a tax-equivalent basis, compared to 4.49% for the fourth quarter of 2009. The margin trend reflects a shift in the loan portfolio mix, as the planned reduction in lease financing receivables was offset by growth in loan categories with lower yields, which the Company calculates led to a reduction of 20 basis points in net interest margin. In addition, as part of its asset-liability management strategy, the Company has deployed excess funds in short-term, lower yielding assets. While this strategy is accretive to earnings, the gross yield unfavorably impacts the margin.

The provision for loan losses decreased to $3.0 million for the 2010 fourth quarter, compared to $8.0 million a year earlier. This reflects an improvement in asset quality, as evidenced by the reduction of nonaccrual loans to $6.6 million at December 31, 2010, from $18.0 million a year earlier.

Noninterest income rose 12.0% to $12.1 million for the 2010 fourth quarter from $10.8 million a year earlier. This increase primarily reflected higher accounts receivable management, factoring and trade finance fees.

“We have continued to refine our business model to increase the focus on Sterling’s core strengths in commercial lending products. These products have traditionally performed well for us in terms of asset quality and are also sources of noninterest income. By continuing to build these products, we believe we are adding quality earning assets to the portfolio, protecting our future profitability by focusing on classes with proven credit quality, and diversifying our revenue stream through fee-generating activities that supplement net interest income,” Mr. Cappelli noted.

Noninterest expenses were $24.3 million for the 2010 fourth quarter, compared to $21.2 million a year ago, primarily reflecting higher compensation, occupancy and marketing expenses related to the growth of the business and increased business development activities, as well as higher professional fees and deposit insurance premiums. As a result of a settlement of litigation, professional fees in the 2009 fourth quarter reflected a recovery of legal costs. The increase in deposit insurance premiums was caused primarily by the growth of insured deposits in 2010.

Full-Year 2010 Financial Results

Net income available to common shareholders for 2010 was $4.4 million, or $0.18 per diluted share. This compared to $6.6 million, or $0.37 per diluted share, for 2009. Earnings per share in the 2010 period reflected the impact of the increase in the average number of common shares outstanding due to Sterling’s stock offering completed on March 19, 2010.

Net interest income, on a tax-equivalent basis, was $84.2 million for 2010, compared to $87.6 million for 2009. This decrease primarily reflected the impact of lower interest rates on the yield on earning assets, partially offset by the effect of changes in average balances. Net interest margin was 4.25% for 2010, on a tax-equivalent basis, compared to 4.63% for 2009, reflecting the previously noted planned shift in the loan portfolio from lease financing receivables to lower yielding loan categories, and the deployment of excess funds in short-term, lower yielding investment securities.

The provision for loan losses was $28.5 million for 2010, compared to $27.9 million a year earlier based on management’s evaluation of the loan portfolio. In light of economic conditions, during the 2010 third quarter the Company decided to implement an accelerated resolution of certain categories of nonaccrual loans, primarily in the lease financing portfolio, which was reflected in the loan loss provision and net charge-offs during 2010.

Noninterest income rose to $47.6 million for 2010, compared to $44.2 million a year ago. This increase was primarily due to Sterling’s expansion of its accounts receivable management, factoring and trade finance products. This was partially offset by lower mortgage banking income and lower securities gains.

Noninterest expenses were $91.6 million for 2010, compared to $88.5 million in 2009, primarily reflecting higher compensation and occupancy expenses related to the growth of the business and increased business development activities.

Loans and Deposits

Total loans held in portfolio were $1.31 billion at December 31, 2010, rising from $1.20 billion a year earlier. Sterling extended a significant volume of new credit facilities during 2010, while maintaining its traditional disciplined credit standards.

Noninterest-bearing demand deposits totaled $570.3 million at December 31, 2010, a 4.4% increase from a year ago, and represented 32.6% of total deposits, one of the highest ratios of demand to total deposits in the industry. Total deposits were $1.75 billion at December 31, 2010, up from $1.58 billion a year earlier.

Asset Quality

Sterling experienced an overall improvement in credit quality during 2010. Net charge-offs declined to $2.9 million for the 2010 fourth quarter, compared to $7.0 million for the 2009 fourth quarter. The ratio of nonaccrual loans to total loans was 0.49% at December 31, 2010, compared to 1.46% a year earlier. Non-performing assets fell to 0.29% of total assets at December 31, 2010, from 0.89% a year ago. The allowance for loan losses as a percentage of nonaccrual loans was 274.5% at December 31, 2010, compared to 110.5% at December 31, 2009.

Capital

Sterling’s capital base has consistently exceeded all regulatory requirements for well-capitalized institutions. At December 31, 2010, Sterling’s Tier 1 risk-based capital ratio was 13.61% (compared to a requirement of 6.00%), total risk-based capital was 14.68% (requirement of 10.00%), and the Tier 1 leverage ratio was 10.15% (requirement of 5.00%).

The tangible common equity ratio rose to 6.81% at December 31, 2010 from 4.59% at December 31, 2009. Book value per common share increased to $6.79 at December 31, 2010 from $6.73 at December 31, 2009.

Conference Call

Sterling Bancorp will host a teleconference call for the financial community on January 27, 2011, at 10:00 a.m. Eastern Time to discuss the fourth quarter and full year 2010 financial results. To access the conference call live, interested parties may dial 800-288-8975 at least 10 minutes prior to the call.

A replay of the conference call will be available beginning at approximately 1:00 p.m. Eastern Time on January 27, 2011, until 11:59 p.m. Eastern Time on February 10, 2011. To access the replay by telephone, interested parties may dial 800-475-6701 and enter the Access Code 189902.

About Sterling Bancorp

Sterling Bancorp (NYSE: STL) is a New York City-based financial corporation with assets exceeding $2 billion. Since 1929, Sterling National Bank, the company’s principal banking subsidiary, has successfully served the needs of businesses, professionals and individuals in the NY metropolitan area and beyond. Sterling is well-known for its high-touch, hands-on approach to customer service and a special focus on serving the business community.

Sterling offers clients a full range of depository and cash management services plus a broad portfolio of financing solutions – including working capital lines, accounts receivable and inventory financing, factoring, trade financing, payroll funding and processing, equipment financing, commercial and residential mortgages and mortgage warehouse lines of credit.

Certain statements in this press release, including but not limited to, statements as to future events, future liquidity, future interest rate risk and operating expenses, statements concerning future results of operations, financial position or dividends, and plans and objectives for future operations, future capital, future liquidity and future growth, statements concerning the economic environment, asset quality and future levels of nonaccrual loans, charge-offs and provisions for loan losses, and the Company’s position for future growth and ability to benefit from an economic recovery, and other statements contained herein regarding matters that are not historical facts, are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made.

The Company’s actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements, and the Company makes no commitment to update or revise forward-looking statements to reflect new information or subsequent events or changes in expectations. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements and Factors that Could Affect Future Results” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

# # #

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2010	2009	2010	2009

BALANCE SHEET HIGHLIGHTS
Period End Balances
Investment securities	$789,315	$737,065	$789,315	$737,065
Loans held for sale	32,049	33,889	32,049	33,889
Loans held in portfolio, net of unearned discount	1,314,234	1,195,415	1,314,234	1,195,415
Federal Reserve Bank and Federal Home Loan Bank stock, at cost	9,365	8,482	9,365	8,482
Total earning assets	2,185,466	2,011,809	2,185,466	2,011,809
Allowance for loan losses	18,238	19,872	18,238	19,872
Total assets	2,360,457	2,165,609	2,360,457	2,165,609

Demand deposits	570,290	546,337	570,290	546,337
Savings, NOW and money market deposits	562,207	592,015	562,207	592,015
Time deposits	615,267	442,315	615,267	442,315
Customer repurchase agreements	23,016	21,048	23,016	21,048
Other short-term borrowings	37,878	110,806	37,878	110,806
Advances FHLB/Long-term borrowings	169,947	155,774	169,947	155,774
Shareholders’ equity	222,742	161,950	222,742	161,950

Average Balances
Investment securities	$755,570	$741,238	$768,184	$719,485
Loans held for sale	45,255	34,327	35,354	41,225
Loans held in portfolio, net of unearned discount	1,307,456	1,191,329	1,227,049	1,154,041
Federal Reserve Bank and Federal Home Loan Bank stock	9,370	8,854	8,617	9,487
Total earning assets	2,163,607	2,033,448	2,071,164	1,961,042
Total assets	2,351,834	2,192,524	2,244,569	2,114,221

Demand deposits	542,946	492,305	489,184	441,087
Savings, NOW and money market deposits	560,816	583,454	564,061	562,780
Time deposits	608,530	462,183	559,203	375,742
Customer repurchase agreements	43,603	63,200	47,674	72,892
Other short-term borrowings	34,051	109,465	64,533	198,183
Advances FHLB/Long-term borrowings	170,065	164,035	158,351	174,981
Shareholders’ equity	224,724	159,461	213,153	158,225

ASSET QUALITY HIGHLIGHTS
Period End
Net charge-offs	$2,915	$7,048	$29,597	$23,334
Nonaccrual loans	6,644	17,977	6,644	17,977
Other real estate owned	182	1,385	182	1,385
Nonperforming assets	6,826	19,362	6,826	19,362
Nonaccrual loans/loans (1)	0.49%	1.46%	0.49%	1.46%
Nonperforming assets/assets	0.29%	0.89%	0.29%	0.89%
Allowance for loan losses/loans (2)	1.39%	1.66%	1.39%	1.66%
Allowance for loan losses/nonaccrual loans	274.50%	110.54%	274.50%	110.54%

CAPITAL RATIOS
Period End
Tier 1 risk based	13.61%	11.50%	13.61%	11.50%
Total risk based	14.68%	12.75%	14.68%	12.75%
Leverage	10.15%	8.06%	10.15%	8.06%
Tangible common equity	6.81%	4.59%	6.81%	4.59%

Book value per common share	$6.79	$6.73	$6.79	$6.73

(1)	The term “loans” includes loans held for sale and loans held in portfolio.

(2)	The term “loans” includes loans held in portfolio only.

STERLING BANCORP
Consolidated Balance Sheets
(Unaudited)
(dollars in thousands, except number of shares)

	December 31,

	2010	2009

ASSETS
Cash and due from banks	$26,824	$24,911
Interest-bearing deposits with other banks	40,503	36,958

Investment securities
Available for sale (at estimated fair value)	390,080	346,526
Held to maturity (at amortized cost)	399,235	390,539

Total investment securities	789,315	737,065

Loans held for sale	32,049	33,889

Loans held in portfolio, net of unearned discounts	1,314,234	1,195,415
Less allowance for loan losses	18,238	19,872

Loans held in portfolio, net	1,295,996	1,175,543

Federal Reserve Bank and Federal Home Loan Bank stock, at cost	9,365	8,482

Customers’ liability under acceptances	0	27
Goodwill	22,901	22,901
Premises and equipment, net	15,909	9,658
Other real estate	182	1,385
Accrued interest receivable	8,280	9,001
Cash surrender value of life insurance policies	51,512	49,009
Other assets	67,621	56,780

	$2,360,457	$2,165,609

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Demand	$570,290	$546,337
Savings, NOW and money market	562,207	592,015
Time	615,267	442,315

Total deposits	1,747,764	1,580,667

Securities sold under agreements to repurchase - customers	23,016	21,048
Securities sold under agreements to repurchase - dealers	5,000	0
Federal funds purchased	15,000	41,000
Commercial paper	14,388	17,297
Short-term borrowings - FRB	0	50,000
Short-term borrowings - other	3,490	2,509
Advances - FHLB	144,173	130,000
Long-term borrowings - subordinated debentures	25,774	25,774
Acceptances outstanding	0	27
Accrued interest payable	1,314	1,291
Due to factored clients	91,543	82,401
Accrued expenses and other liabilities	66,253	51,645

Total liabilities	2,137,715	2,003,659

Shareholders’ equity	222,742	161,950

	$2,360,457	$2,165,609

MEMORANDA
Available for sale securities - amortized cost	$390,175	$345,719
Held to maturity securities - estimated fair value	400,453	396,150
Shares outstanding
Common issued	31,138,545	22,226,425
Common in treasury	4,297,782	4,119,934

NOTE: Certain reclassifications have been made to prior period’s financial data to conform to current financial statement presentations.

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2010	2009	2010	2009

INTEREST INCOME
Loans	$18,197	$17,948	$70,104	$71,788
Investment securities - available for sale	2,436	3,690	11,751	17,441
Investment securities - held to maturity	3,193	4,608	14,815	16,093
FRB and FHLB stock	149	126	445	513
Deposits with other banks	22	39	75	85

Total interest income	23,997	26,411	97,190	105,920

INTEREST EXPENSE
Savings, NOW and money market deposits	752	950	3,288	3,890
Time deposits	1,443	1,851	6,300	7,999
Securities sold u/a/r - customers	54	71	229	353
Securities sold u/a/r - dealers	16	0	44	0
Federal funds purchased	7	8	74	51
Commercial paper	11	12	45	67
Short-term borrowings - FHLB	0	0	0	11
Short-term borrowings - FRB	0	42	9	398
Short-term borrowings - other	0	0	18	0
Advances - FHLB	891	978	3,482	4,432
Long-term subordinated debentures	524	524	2,094	2,094

Total interest expense	3,698	4,436	15,583	19,295

Net interest income	20,299	21,975	81,607	86,625
Provision for loan losses	3,000	7,950	28,500	27,900

Net interest income after provision for loan losses	17,299	14,025	53,107	58,725

NONINTEREST INCOME
Accounts receivable management/factoring commissions and other fees	6,045	5,222	23,572	18,320
Service charges on deposit accounts	1,623	1,647	6,250	5,943
Trade finance income	614	480	2,264	1,891
Other customer related service charges and fees	201	204	777	929
Mortgage banking income	2,533	2,324	8,164	9,476
Trust fees	82	84	329	450
Income from life insurance policies	288	270	1,138	1,098
Securities gains	509	401	3,928	5,561
Loss on sale of OREO	(81)	(71)	(64)	(32)
Other income	298	252	1,275	514

Total noninterest income	12,112	10,813	47,633	44,150

NONINTEREST EXPENSES
Salaries	10,777	9,941	41,586	39,875
Employee benefits	2,683	3,142	12,220	12,293

Total personnel expense	13,460	13,083	53,806	52,168
Occupancy and equipment expenses, net	3,329	2,897	12,296	11,278
Advertising and marketing	881	571	3,381	3,167
Professional fees	1,551	277	5,464	5,147
Communications	389	370	1,691	1,665
Deposit insurance	1,252	1,094	3,809	4,153
Other expenses	3,466	2,881	11,109	10,967

Total noninterest expenses	24,328	21,173	91,556	88,545

Income before income taxes	5,083	3,665	9,184	14,330
Provision for income taxes	928	1,028	2,158	4,908

Net income	4,155	2,637	7,026	9,422
Dividends on preferred shares and accretion	655	648	2,589	2,773

Net income available to common shareholders	$3,500	$1,989	$4,437	$6,649

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)

(continued)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2010	2009	2010	2009

Average number of common shares outstanding
Basic	26,840,763	18,106,491	24,492,279	18,104,619
Diluted	26,840,763	18,157,339	24,495,044	18,126,333

Net income available to common shareholders per average common share
Basic	$0.13	$0.11	$0.18	$0.37
Diluted	0.13	0.11	0.18	0.37

Dividends per common share	0.09	0.09	0.36	0.56

STERLING BANCORP
Consolidated Statements of Comprehensive Income
(Unaudited)
(dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2010	2009	2010	2009

Net income	$4,155	$2,637	$7,026	$9,422

Other comprehensive income, net of tax:
Unrealized holding (losses) gains on securities arising during the period	(980)	(1,313)	2,101	3,039

Reclassification adjustment for securities gains included in net income	(279)	(219)	(2,145)	(3,037)
Pension liability adjustment	(1,940)	1,935	(1,940)	1,935
Amortization of:
Prior service cost	9	9	36	36
Net actuarial losses	269	483	1,460	1,887

Comprehensive income	$1,234	$3,532	$6,538	$13,282

STERLING BANCORP
Consolidated Statements of Changes in Shareholders’ Equity
(Unaudited)
(dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2010	2009	2010	2009

Balance, at beginning of period	$224,378	$160,538	$161,950	$160,480
Net income for period	4,155	2,637	7,026	9,422
Common shares issued	0	0	64,881	0
Common shares issued under stock incentive plan and related tax benefits	0	0	1,477	209
Stock option and restricted stock compensation expense	70	33	257	132
Cash dividends-Common shares	(2,415)	(1,628)	(8,873)	(10,131)
Cash dividends-Preferred shares	(525)	(525)	(2,100)	(1,878)
Surrender of shares issued under incentive compensation plan	0	0	(1,388)	(144)
Change in net unrealized holding (losses) gains on securities	(980)	(1,313)	2,101	3,039
Reclassification adjustment for securities gains included in net income	(279)	(219)	(2,145)	(3,037)
Pension liability adjustment	(1,940)	1,935	(1,940)	1,935
Amortization of:
Prior service cost	9	9	36	36
Net actuarial losses	269	483	1,460	1,887

Balance, at end of period	$222,742	$161,950	$222,742	$161,950

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Three Months Ended

	December 31, 2010			December 31, 2009

	AVERAGE BALANCE	INTEREST	AVERAGE RATE	AVERAGE BALANCE	INTEREST	AVERAGE RATE

Assets
Interest-bearing deposits with other banks	$45,956	$22	0.19%	$57,700	$39	0.26%

Investment Securities
Available for sale - taxable	362,864	2,193	2.42	320,955	3,471	4.33
Held to maturity - taxable	249,919	2,006	3.21	346,114	4,096	4.73
Tax-exempt [2]	142,787	2,202	6.17	74,169	1,124	6.06

Total investment securities	755,570	6,401	3.39	741,238	8,691	4.69

FRB and FHLB stock [2]	9,370	149	6.36	8,854	127	5.73
Loans, net of unearned discount [3]	1,352,711	18,197	5.64	1,225,656	17,948	6.13

Total Interest-Earning Assets [2]	2,163,607	24,769	4.69%	2,033,448	26,805	5.40%

Cash and due from banks	40,970			34,187
Allowance for loan losses	(19,693)			(21,179)
Goodwill	22,901			22,901
Other	144,049			123,167

Total Assets	$2,351,834			$2,192,524

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$19,541	3	0.05%	$17,736	3	0.07%
NOW	200,846	74	0.15	240,447	220	0.36
Money market	340,429	675	0.79	325,271	727	0.89
Time	608,530	1,443	0.94	461,604	1,849	1.59
Foreign
Time	0	0	0.00	579	2	1.09

Total Interest-Bearing Deposits	1,169,346	2,195	0.74	1,045,637	2,801	1.06

Borrowings
Securities sold u/a/r - customers	43,603	54	0.49	63,200	71	0.45
Securities sold u/a/r - dealers	5,000	16	1.30	0	0	0.00
Federal funds purchased	12,038	7	0.22	24,141	8	0.13
Commercial paper	15,056	11	0.30	15,952	12	0.31
Short-term borrowings - FRB	0	0	0.00	67,120	42	0.25
Short-term borrowings - other	1,957	0	0.00	2,252	0	0.00
Advances - FHLB	144,291	891	2.45	138,261	978	2.81
Long-term borrowings - sub debt	25,774	524	8.38	25,774	524	8.38

Total Borrowings	247,719	1,503	2.42	336,700	1,635	1.94

Total Interest-Bearing Liabilities	1,417,065	3,698	1.04%	1,382,337	4,436	1.28%

Noninterest-bearing demand deposits	542,946			492,305
Other liabilities	167,099			158,421

Total Liabilities	2,127,110			2,033,063
Shareholders’ equity	224,724			159,461

Total Liabilities and Shareholders’ Equity	$2,351,834			$2,192,524

Net interest income/spread [2]		21,071	3.65%		22,369	4.12%

Net yield on interest-earning assets [2]			3.98%			4.49%

Less: Tax-equivalent adjustment		772			394

Net interest income		$20,299			$21,975

[1]

The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Twelve Months Ended

	December 31, 2010			December 31, 2009

	AVERAGE BALANCE	INTEREST	AVERAGE RATE	AVERAGE BALANCE	INTEREST	AVERAGE RATE

Assets
Interest-bearing deposits with other banks	$31,960	$75	0.23%	$36,804	$85	0.23%

Investment Securities
Available for sale - taxable	394,635	10,863	2.75	350,069	16,575	4.73
Held to maturity - taxable	252,915	10,879	4.30	320,655	15,070	4.70
Tax-exempt [2]	120,634	7,422	6.15	48,761	2,907	5.96

Total investment securities	768,184	29,164	3.80	719,485	34,552	4.80

FRB and FHLB stock [2]	8,617	448	5.20	9,487	516	5.45
Loans, net of unearned discount [3]	1,262,403	70,104	5.98	1,195,266	71,788	6.38

Total Interest-Earning Assets [2]	2,071,164	99,791	5.04%	1,961,042	106,941	5.65%

Cash and due from banks	36,810			31,118
Allowance for loan losses	(21,668)			(19,107)
Goodwill	22,901			22,901
Other	135,362			118,267

Total Assets	$2,244,569			$2,114,221

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$18,631	11	0.06%	$18,012	18	0.10%
NOW	209,197	472	0.23	211,121	620	0.29
Money market	336,233	2,805	0.83	333,647	3,252	0.97
Time	558,886	6,297	1.13	375,164	7,993	2.13
Foreign
Time	317	3	1.09	578	6	1.09

Total Interest-Bearing Deposits	1,123,264	9,588	0.85	938,522	11,889	1.27

Borrowings
Securities sold u/a/r - customers	47,674	229	0.48	72,892	353	0.48
Securities sold u/a/r - dealers	5,618	44	0.79	0	0	0.00
Federal funds purchased	33,192	74	0.22	25,075	51	0.21
Commercial paper	14,718	45	0.30	13,107	67	0.51
Short-term borrowings - FHLB	0	0	0.00	3,411	11	0.31
Short-term borrowings - FRB	3,699	9	0.25	154,726	398	0.26
Short-term borrowings - other	7,306	18	0.25	1,864	0	0.00
Advances - FHLB	132,577	3,482	2.63	149,207	4,432	2.97
Long-term borrowings - sub debt	25,774	2,094	8.38	25,774	2,094	8.38

Total Borrowings	270,558	5,995	2.22	446,056	7,406	1.66

Total Interest-Bearing Liabilities	1,393,822	15,583	1.12%	1,384,578	19,295	1.39%

Noninterest-bearing demand deposits	489,184			441,087
Other liabilities	148,410			130,331

Total Liabilities	2,031,416			1,955,996
Shareholders’ equity	213,153			158,225

Total Liabilities and Shareholders’ Equity	$2,244,569			$2,114,221

Net interest income/spread [2]		84,208	3.92%		87,646	4.26%

Net yield on interest-earning assets [2]			4.25%			4.63%

Less: Tax-equivalent adjustment		2,601			1,021

Net interest income		$81,607			$86,625

[1]

The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(dollars in thousands)

	Increase/(Decrease) Three Months Ended December 31, 2010

	Volume	Rate	Net [2]

INTEREST INCOME
Interest-bearing deposits with other banks	$(8)	$(9)	$(17)

Investment Securities
Available for sale - taxable	414	(1,692)	(1,278)
Held to maturity - taxable	(969)	(1,121)	(2,090)
Tax-exempt	1,057	21	1,078

Total investment securities	502	(2,792)	(2,290)

FRB and FHLB stock	7	15	22

Loans, net of unearned discounts [3]	1,850	(1,601)	249

TOTAL INTEREST INCOME	$2,351	$(4,387)	$(2,036)

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$0	$0	$0
NOW	(32)	(114)	(146)
Money market	33	(85)	(52)
Time	484	(890)	(406)
Foreign
Time	(2)	0	(2)

Total interest-bearing deposits	483	(1,089)	(606)

Borrowings
Securities sold under agreements to repurchase - customers	(23)	6	(17)
Securities sold under agreements to repurchase - dealers	16	0	16
Federal funds purchased	(5)	4	(1)
Commercial paper	(1)	0	(1)
Short-term borrowings - FRB	(42)	0	(42)
Short-term borrowings - other	0	0	0
Advances - FHLB	42	(129)	(87)
Long-term borrowings - subordinated debentures	0	0	0

Total borrowings	(13)	(119)	(132)

TOTAL INTEREST EXPENSE	$470	$(1,208)	$(738)

NET INTEREST INCOME	$1,881	$(3,179)	$(1,298)

[1]	This table is presented on a tax-equivalent basis.

[2]

Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each. The change in interest expense for foreign time deposits, securities sold under agreements to repurchase-dealers and short-term borrowings-FRB has been allocated entirely to the volume variance.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(dollars in thousands)

	Increase/(Decrease) Twelve Months Ended December 31, 2010

	Volume	Rate	Net [2]

INTEREST INCOME
Interest-bearing deposits with other banks	$(10)	$0	$(10)

Investment Securities
Available for sale - taxable	1,901	(7,613)	(5,712)
Held to maturity - taxable	(2,987)	(1,204)	(4,191)
Tax-exempt	4,419	96	4,515

Total investment securities	3,333	(8,721)	(5,388)

FRB and FHLB stock	(45)	(23)	(68)

Loans, net of unearned discounts [3]	3,723	(5,407)	(1,684)

TOTAL INTEREST INCOME	$7,001	$(14,151)	$(7,150)

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$1	$(8)	$(7)
NOW	(7)	(141)	(148)
Money market	25	(472)	(447)
Time	2,965	(4,661)	(1,696)
Foreign
Time	(3)	0	(3)

Total interest-bearing deposits	2,981	(5,282)	(2,301)

Borrowings
Securities sold under agreements to repurchase - customers	(124)	0	(124)
Securities sold under agreements to repurchase - dealers	44	0	44
Federal funds purchased	20	3	23
Commercial paper	8	(30)	(22)
Short-term borrowings - FHLB	(11)	0	(11)
Short-term borrowings - FRB	(375)	(14)	(389)
Short-term borrowings - other	0	18	18
Advances - FHLB	(469)	(481)	(950)
Long-term borrowings - subordinated debentures	0	0	0

Total borrowings	(907)	(504)	(1,411)

TOTAL INTEREST EXPENSE	$2,074	$(5,786)	$(3,712)

NET INTEREST INCOME	$4,927	$(8,365)	$(3,438)

[1]	This table is presented on a tax-equivalent basis.

[2]

Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each. The change in interest expense for securities sold under agreements to repurchase-dealers, and short-term borrowings-FHLB has been allocated entirely to the volume variance.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP
Reconciliation of Tangible Common Equity and Tangible Assets

(Unaudited)
(dollars in thousands)

This press release contains certain supplemental financial information, described in the following tables, which has been determined by methods other than U. S. generally accepted accounting principles (“GAAP”). Management believes that these non-GAAP financial measures provide useful supplemental information to both management and investors in evaluating Sterling’s capital position. Tangible common equity represents shareholders’ equity less preferred equity, goodwill and other intangibles. Tangible assets are equal to total assets less goodwill and other intangibles. Tangible common equity ratio is calculated by dividing tangible common equity by tangible assets. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Sterling strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Non-GAAP financial measures are not standardized, and, therefore, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures that may have the same or similar names.

	December 31,

	2010	2009

Tangible common equity

Total shareholders’ equity	$222,742	$161,950
Less:
Preferred equity	40,602	40,113
Goodwill and other intangible assets	23,039	23,589

Total tangible common equity	$159,101	$98,248

Tangible assets

Total assets	$2,360,457	$2,165,609
Less: Goodwill and other intangible assets	23,039	23,589

Total tangible assets	$2,337,418	$2,142,020

Tangible common equity ratio	6.81%	4.59%